EXHIBIT 5.4
(313) 465-7000
Fax: (313) 465-8000
www.honigman.com

April 14, 2006

LifeCare Holdings, Inc.

55660 Tennyson Parkway

Plano, Texas 75024

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Michigan counsel to NextCARE Hospitals / Muskegon, Inc., a Michigan corporation (the “Michigan Subsidiary Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of $150,000,000 aggregate principal amount of the 9 1/4% Senior Subordinated Notes due 2013 (the “Exchange Notes”) of LifeCare Holdings, Inc. (the “Company”) and related guarantees (the “Guarantees”) to be issued in exchange for the Company’s outstanding unregistered 9 1/4% Senior Subordinated Notes due 2013 (the “Original Notes”) and related guarantees pursuant to (a) the Indenture dated as August 11, 2005 between Rainier Acquisition Corp., a Delaware Corporation, and U.S. Bank National Association, a New York banking corporation, as trustee (the “Trustee”), and (b) the Supplemental Indenture dated August 11, 2005 (the “Supplemental Indenture”) among the Company, the Michigan Subsidiary Guarantor, the Company’s other subsidiaries listed on the signature pages of the Supplemental Indenture and the Trustee.

In so acting, we have considered such matters of law and of fact, and have relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinions set forth below.

Based on the foregoing, we are of the opinion that 1) the Michigan Subsidiary Guarantor has duly authorized, executed and delivered the Supplemental Indenture; 2) the execution, delivery and performance of the Guarantee by the Michigan Subsidiary Guarantor have been duly authorized by all necessary corporate action on the part of the Michigan Subsidiary Guarantor; and 3) when the Exchange Notes and the related Guarantees are executed by the Company and the Michigan Subsidiary Guarantor, respectively, and authenticated by the Trustee as specified in the Indenture and the Supplemental Indenture and delivered against surrender and cancellation of a like principal amount of Original Notes and related guarantees in the manner described in the Registration Statement, the Guarantee of the Michigan Subsidiary Guarantor will be legally issued and will constitute a valid and binding obligation of the Michigan Subsidiary Guarantor, enforceable against the Michigan Subsidiary Guarantor in accordance with its terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions stated above are subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally.

(b) Our opinions stated above are subject to the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity.

(c) Our opinions expressed above are limited to the laws of the State of Michigan, and we express no opinion as to the effect of the laws of any other jurisdiction.

2290 First National Building · 660 Woodward Avenue · Detroit, Michigan 48226-3506

Detroit · Lansing · Oakland County

April 14, 2006

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. We also consent to Ropes & Gray LLP relying upon this opinion in providing any opinion to be delivered by them in respect of the foregoing. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    Honigman Miller Schwartz and Cohn LLP

HONIGMAN MILLER SCHWARTZ AND COHN LLP

2290 First National Building · 660 Woodward Avenue · Detroit, Michigan 48226-3506

Detroit · Lansing · Oakland County